Amendment No. 2

AMENDMENT TO MINING OPTION AGREEMENT
(Algarrobo Properties)

This AMENDMENT TO MINING OPTION AGREEMENT (“Amendment Agreement”) is entered into on September 27, 2012, by and between Gunter Stromberger and Elsa Dorila Duarte Horta  ( jointly the “Optionors””), having both address at Yerbas Buenas 460, Copiapo, Chile, and Mid Americas Corp. (the “Optionee”), having its offices at Cor 12 Baymen Avenue and Calle Al Mar, Belize City, Belize.

WHEREAS, this amendment is made to the Mining Option Agreement previously executed and dated April 23rd, 2012, by and between the Optionors and the Optionee.

NOW THEREFORE, it is mutually understood and agreed by and between the undersigned contracting parties to amend that previously executed agreement as follows:

Article 1 “Interpretation”, letter (d) , is amended to read:

“Effective Date” means October 1st 2012

Article 3, Paragraph 3.2 “Consideration” points (iii) and (iv), is amended to read:

(iii)           $250,000 cash payment at the Effective Date

(iv)           $250,000 cash payment within 60 days of the Effective Date

Article 3, Paragraph 3.4 “Maintenance of the Option”, letter (a) points (i) and (ii), is amended to read:

(a)	Incur Expenditures in an aggregate amount of $20,000,000 over a period of three (3) years from the Effective Date as follows:

(i)	$10,000,000 to be placed in trust with the Optionee for expenditure on the Property within 180 days from the Effective Date to be fully expended within 18 (18) months of the Effective Date.

(ii)	$10,000,000 to be expended on or before three years from the Effective Date

All other terms and conditions that are not hereby amended are to remain in full force and effect.

Duly executed by

MID AMERICAS CORP.

By:  /s/ Mark C. Hulse
Name: Mark C. Hulse
Title: President and Director

GUNTER STROMBERGER

By: /s/ Gunter Stromberger

ELSA DORILA DUARTE HORTA

By: /s/Elsa Dorila Duarte Horta